UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

VERSAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-9309	54-0852979
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center Springfield, Virginia 22151
(Address of principal executive offices)
(Zip Code)

(703) 750-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Versar, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders on November 12, 2013 in Springfield, Virginia. 8,333,696 shares of the Company’s common stock, or 86.28 % of the Company’s outstanding shares of common stock, were represented in person or by proxy at the Annual Meeting. The results of the matter voted on at the Annual Meeting were as follows:

(1) The Election of Directors

Eight nominees to serve as directors of the Company were elected as indicated below:

	For	Withheld	Broker Non-Vote
Robert L. Durfee	4,586,279	1,053,903	2,693,514
James L. Gallagher	5,501,586	138,596	2,693,514
Amoretta M. Hoeber	5,499,687	140,495	2,693.514
Paul J. Hoeper	5,501,628	138,554	2,693,514
Amir A. Metry	5,499,105	141,077	2,693,514
Anthony L. Otten	5,458,381	181,801	2,693,514
Ruth I. Dreessen	5,573,374	66,808	2,693,514
Jeffrey A. Wagonhurst	5,456,687	183,495	2,693,514

(2) The compensation of the named executive officers (the “executive compensation”) was approved on an advisory basis as indicated below:

For	Against	Abstain	Broker Non-Vote

5,067,821	558,288	14,073	2,693,514

(3) The frequency of conducting an advisory vote on executive compensation was approved as indicated below:

One Year	Two Years	Three Years	Abstain	Broker Non-Vote

5,060,989	65,682	32,644	480,867	2,693,514

(4) The appointment of Grant Thornton LLP as independent accountants for fiscal year 2014 was ratified as indicated below:

For	Against	Abstain

8,006,270	308,845	18,581

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 13, 2013	VERSAR, INC.

	By:	/s/ Joshua J. Izenberg
Joshua J. Izenberg
Senior Vice President and General Counsel